ROHM AND HAAS COMPANY REPORTS
THIRD QUARTER 2003 RESULTS

Philadelphia, PA, October 29, 2003 — Rohm and Haas Company (NYSE:ROH) today reported third quarter sales of $1,591 million, a 9 percent increase over the same period in 2002, as favorable currencies accounted for 4 percent, acquisitions 3 percent, higher selling prices 2 percent, with demand comparable to the same period a year ago. The company reported third quarter earnings from continuing operations of $100 million, or $.45 per share, a 30 percent increase over third quarter 2002 earnings from continuing operations of $77 million, or $.35 per share.

“We are beginning to see an improvement in the overall economic environment,” said Raj L. Gupta, chairman and chief executive officer. “We see the consumer-related sector continuing to remain strong, and while the industrial sector still lags any recovery, there is some indication of a positive turn. Our solid earnings improvement reflects the increased sales, which include the impact of new products we have introduced this year into the marketplace, as well as cost savings achieved over the past couple of years. These factors helped to offset the high raw material and energy costs, as well as pricing pressure that remains as a result of the prolonged economic downturn.”

	3rd Qtr. 2003	3rd Qtr. 2002

Net sales	$1,591 million	$1,454 million
Earnings from continuing operations before cumulative effect of accounting change	$100 million $.45 per share	$77 million $.35 per share
Loss on disposal of discontinued line of business, net of $2 million of income taxes in 2002	$0 $.00 per share	$4 million $.02 per share
Net earnings	$100 million $.45 per share	$73 million $.33 per share

Sales in the Coatings business of $559 million represent a 14 percent increase over the same period a year ago. The impact from the acquisition in 2002 of the Ferro European Powder Coatings business, along with favorable currency and higher selling prices, account for the sales growth. The consumer paint can market continues to show strong growth, as customers shift to higher quality, all-acrylic paints. This growth is offset by continued market weakness in the industrial powder coatings sector, particularly in North America. Automotive Coatings sales were down for the quarter, a result of the lower demand from major domestic automobile manufacturers. Earnings for Coatings of $55 million were 15 percent higher than the same period a year ago, as favorable currencies, the impact of higher selling prices, good cost controls, and the absence of one-time costs that occurred in the third quarter of 2002 offset persistently high raw material and energy costs.

Sales in Adhesives and Sealants of $156 million were up 7 percent over the third quarter of 2002, primarily attributable to favorable currencies and increased selling prices offsetting soft demand in some business segments. Break-even earnings for the business are down from $3 million in earnings reported in the same period last year, reflecting lower demand in higher margin businesses, and unfavorable manufacturing costs as a result of the lower volumes.

Electronic Materials sales of $273 million were 4 percent higher than the comparable period in 2002, with some indication that the long anticipated uptick in this sector may be materializing. The Printed Wiring Board business, in both North America and Asia-Pacific, had a strong quarter while Electronic and Industrial Finishes saw stronger than market growth in the lead-free business in Europe, as well as advanced packaging in both Europe and Japan. Microelectronics experienced strong sales growth in their advanced technology product lines, particularly deep ultra-violet photoresists, anti-reflective coatings, and the chemical mechanical planarization products. Earnings of $27 million are up 4 percent over the same period in 2002, as growth in the advanced technology product lines, as well as cost savings, more than offset declines in mature products.

Performance Chemicals sales of $352 million are up 11 percent over the same period a year ago, reflecting the favorable impact of currencies, acquisitions, and higher selling prices. Sales in Consumer and Industrial Specialties (CIS) are up over the same period last year, with solid growth in its polymers business in Europe, as well as favorable currencies, which partially offset weak demand in North America and Latin America. Plastics Additives sales are up over the comparable period last year, primarily as a result of the Kureha acquisition in 2002. Process Chemicals sales were comparable with the same period a year ago, as the favorable impact from currencies and selling price increases in Ion Exchange Resins were offset by lower volume across other product lines, an indication that the industrial sector has yet to recover. Performance Chemicals earnings of $25 million were up 25 percent over the same period a year ago, as favorable currencies, higher selling prices and one-time gains from land sales more than offset the impact of higher raw materials, energy costs, and unfavorable manufacturing costs as a result of lower volumes.

Salt sales of $148 million were up 6 percent over the third quarter of 2002, primarily attributable to favorable currencies and improved pricing for non-ice control products. Earnings of $3 million represent a 25 percent decline over the same period a year ago, as increased sales and higher pricing were offset by the higher costs for natural gas, as well as costs related to a production outage during the quarter at the Weeks Island, Louisiana facility.

Monomers sales of $315 million, including sales to our internal monomer-consuming businesses, were up 18 percent over the same period a year ago, primarily due to price increases implemented to recover high raw material and energy costs. Earnings of $33 million were up 50 percent over the comparable period in 2002, reflecting smooth operations at the Houston plant and the impact of price increases.

Gross Profit margin for the company was 29.4 percent, compared with 31.0 percent in the same period in 2002, as selling price increases and favorable currencies failed to fully offset the impact of higher raw material, energy and manufacturing costs. Selling and Administrative expenses were down 5 percent on a year-on-year basis, reflecting continued control over discretionary spending, benefits realized from previous restructuring initiatives, as well as the absence of one-time costs that were in the prior year period. Research and Development spending was down 20 percent over the same period in 2002, largely the result of the discontinuation of the company’s gene regulation research program late last year, which was subsequently donated to a leading university, as well as the absence of a one-time write-off of purchased in process research and development associated with the Ferro European Powder Coatings Business and other one-time costs that were reflected in the third quarter 2002 results. Currencies had a favorable impact on third quarter 2003 earnings of $.02 per share over the comparable period last year.

Based on preliminary cash flow analysis, cash from operations of $249 million was offset by $69 million in capital spending and $49 million in dividends, resulting in free cash flow* of $131 million for the third quarter.

In commenting on the outlook for the fourth quarter, Gupta said, “The current economic environment should enable us to deliver 8 to 10 percent sales growth for the quarter. While raw material and energy costs have moderated from their levels earlier this year, they still remain high compared with the same period last year, as well as somewhat unpredictable, particularly as we go into the winter season.” Gupta further noted that selling prices implemented earlier in the year to respond to rising raw material and energy costs have not been sufficient to fully recover margins and remain under pressure, even as the economy starts to rebound. “We expect fourth quarter earnings to be in the range of $0.38 to $0.44 per share, with full-year earnings reflecting solid improvement over the previous year,” said Gupta.

*Note: Rohm and Haas Company defines free cash flow as cash provided by operating activities, less capital asset spending and dividends. Free cash flow is not a measurement recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, this measure may not be consistent with similar measures presented by other companies.

# # #

This release includes forward-looking statements. Actual results could vary materially, due to changes in current expectations. The forward-looking statements contained in this announcement concerning demand for products and services, sales and earnings growth, and actions that may be taken to improve financial performance, involve risks and uncertainties and are subject to change based on various factors, including the impact of raw materials and natural gas, as well as other energy sources, and the ability to achieve price increases to offset such cost increases, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and services, the impact of competitive products and pricing, the impact of new accounting standards, assessments for asset impairments, and the impact of tax and other legislation and regulation in the jurisdictions in which the company operates. Further information about these risks can be found in the company’s SEC 10-K filing of March 17, 2003.

Rohm and Haas is a Philadelphia-based specialty chemical company which makes products for the personal care, grocery, home and construction markets, and the electronics industry. The company has annual sales of approximately $5.7 billion and operations in more than 25 countries.

CONTACT:	Media Relations	Investor Relations
	Brian McPeak	Mike Hamilton
	Corporate Communications	Director, Investor Relations
	215-592-2741	215-592- 2928
	Bmcpeak@rohmhaas.com	MikeHamilton@rohmhaas.com

Rohm and Haas Company and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

			Percent			Percent
	2003	2002	Change	2003	2002	Change

Net sales	$1,591	$1,454	9%	$4,774	$4,292	11%
Cost of goods sold	1,124	1,003	12%	3,397	2,921	16%

Gross profit	467	451	4%	1,377	1,371	0%
Selling and administrative expense	209	220		649	645
Research and development expense	57	71		178	199
Interest expense	31	32		94	99
Amortization of finite-lived intangibles	16	17		50	51
Share of affiliate earnings, net	4	5		12	10
Provision for restructuring and asset impairments	5	—		156	16
Loss on early extinguishment of debt (see note below)	—	—		—	9
Other (income) expense, net	5	3		3	(4)

Earnings from continuing operations before income taxes and cumulative effect of accounting change	148	113		259	366
Income tax expense	48	36		80	118

Earnings from continuing operations before cumulative effect of accounting change	$100	$77		$179	$248

Discontinued operations:
Loss on disposal of discontinued line of business, net of $2 and $4 of income taxes in 2002	—	(4)		—	(7)

Earnings before cumulative effect of accounting change	100	73		179	241
Cumulative effect of accounting change, net of $3 and $57 of income taxes in 2003 and 2002, respectively	—	—		(8)	(773)

Net earnings (loss)	$100	$73		$171	$(532)

Basic earnings (loss) per share (in dollars):
From continuing operations	$0.45	$0.35		$0.81	$1.12
Loss on disposal of discontinued line of business	—	(0.02)		—	(0.03)
Cumulative effect of accounting change	—	—		(0.04)	(3.50)

Net earnings (loss) per share	$0.45	$0.33		$0.77	$(2.41)

Diluted earnings (loss) per share (in dollars):
From continuing operations	$0.45	$0.35		$0.81	$1.12
Loss on disposal of discontinued line of business	—	(0.02)		—	(0.03)
Cumulative effect of accounting change	—	—		(0.04)	(3.49)

Net earnings (loss) per share	$0.45	$0.33		$0.77	$(2.40)

Weighted average common shares outstanding — basic:	221.6	221.1		221.3	220.9
Weighted average common shares outstanding — diluted:	222.6	222.1		222.0	221.9
Other Data:
Capital spending	$69	$106		$231	$261
Depreciation expense	$105	$98		$304	$292

Note: In accordance with SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” 2002 earnings from continuing operations now reflect losses on early extinguishment of debt, previously reported below continuing operations as extraordinary items.

Rohm and Haas Company and Subsidiaries
Consolidated Balance Sheets
(in millions, except share data)
(preliminary and unaudited)

	September 30,	December 31,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$333	$295
Receivables, net	1,282	1,184
Inventories	789	765
Prepaid expenses and other current assets	361	299

Total current assets	2,765	2,543
Land, buildings and equipment, net	2,932	2,954
Goodwill and other intangible assets, net	3,356	3,478
Other assets	636	731

	$9,689	$9,706

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term obligations	$563	$180
Trade and other payables	424	481
Accrued liabilities	683	682
Federal, foreign and other income taxes payable	256	302

Total current liabilities	1,926	1,645

Long-term debt	2,446	2,872
Employee benefits	656	650
Other liabilities	1,431	1,409
Minority interest	13	11

Commitments and contingencies

Stockholders’ equity:
Common stock: shares issued - 242,078,367	605	605
Additional paid-in capital	1,980	1,971
Retained earnings	1,026	994

	3,611	3,570
Treasury stock	(193)	(200)
ESOP shares	(102)	(107)
Accumulated other comprehensive loss	(99)	(144)

Total stockholders’ equity	3,217	3,119

	$9,689	$9,706

Certain prior year amounts have been reclassified to conform with the current year presentation.

Rohm and Haas Company and Subsidiaries	Appendix I
(in millions)
(unaudited)

Net Sales by Business Segment and Region

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002 (1)	2003	2002 (1)

Business Segment
Coatings	$559	$489	$1,623	$1,422
Adhesives and Sealants	156	146	474	446
Electronic Materials	273	262	782	738
Performance Chemicals	352	318	1,035	930
Salt	148	139	566	489
Monomers	315	266	859	720
Elimination of Intersegment Sales	(212)	(166)	(565)	(453)

Total	$1,591	$1,454	$4,774	$4,292

Customer Location
North America	$828	$826	$2,549	$2,504
Europe	433	347	1,296	1,000
Asia-Pacific	277	230	781	639
Latin America	53	51	148	149

Total	$1,591	$1,454	$4,774	$4,292

Earnings from Continuing Operations by Business Segment (2)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002 (1,3)	2003	2002 (1,3)

Business Segment
Coatings	$55	$48	$98	$166
Adhesives and Sealants	—	3	12	(2)
Electronic Materials	27	26	68	60
Performance Chemicals	25	20	39	61
Salt	3	4	35	29
Monomers	33	22	47	58
Corporate	(43)	(46)	(120)	(124)

Total	$100	$77	$179	$248

(1)	Reclassified to conform to current year presentation.
(2)	Before cumulative effect of accounting change.
(3)	In accordance with SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” 2002 earnings from continuing operations now reflect losses on early extinguishment of debt, previously reported below continuing operations as extraordinary items. The losses are reflected within the Corporate business segment.

Rohm and Haas Company and Subsidiaries	Appendix II
(in millions)
(unaudited)

Provision for Restructuring and Asset Impairments by Business Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

Pre-tax	2003	2002	2003	2002

Business Segment
Coatings	$—	$—	$102	$—
Adhesives and Sealants	—	—	4	9
Electronic Materials	—	—	(1)	—
Performance Chemicals	2	—	45	8
Salt	—	—	—	—
Monomers	—	—	2	—
Corporate	3	—	4	(1)

Total	$5	$—	$156	$16

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

After-tax	2003	2002	2003	2002

Business Segment
Coatings	$—	$—	$66	$—
Adhesives and Sealants	—	—	3	6
Electronic Materials	—	—	(1)	—
Performance Chemicals	1	—	29	5
Salt	—	—	—	—
Monomers	—	—	1	—
Corporate	2	—	3	(1)

Total	$3	$—	$101	$10

Earnings from Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) by Business Segment (2)

Due to the varying impacts of debt, interest rates, acquisition related amortization and effective tax rates, EBITDA is calculated to facilitate comparisons between Rohm and Haas Company and its competitors. EBITDA is not a measurement recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, this measure may not be consistent with similar measures presented by other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002 (1,3)	2003	2002 (1,3)

Business Segment
Coatings	$104	$94	$213	$314
Adhesives and Sealants	14	15	49	25
Electronic Materials	56	54	151	138
Performance Chemicals	63	53	135	167
Salt	23	25	109	100
Monomers	65	51	116	138
Corporate	(25)	(32)	(66)	(74)

Total	$300	$260	$707	$808

Reconciliation of EBITDA to Earnings from Continuing Operations (2)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002 (3)	2003	2002 (3)

EBITDA	$300	$260	$707	$808
Interest expense	31	32	94	99
Income tax expense	48	36	80	118
Depreciation expense	105	98	304	292
Amortization of finite-lived intangibles	16	17	50	51

Earnings from continuing operations before cumulative effect of accounting change	$100	$77	$179	$248

(1)	Reclassified to conform to current year presentation.
(2)	Before cumulative effect of accounting change.
(3)	In accordance with SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” 2002 earnings from continuing operations now reflect losses on early extinguishment of debt, previously reported below continuing operations as extraordinary items. The losses are reflected within the Corporate business segment.